QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on October 20, 2006

Registration No. 333-137476

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARADIGM LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

PO Box 908GT
Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands
(345) 945-3727
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John W. Gibson
Chief Executive Officer & President
Paradigm Ltd.
PO Box 908GT
Walker House
Mary Street
George Town, Grand Cayman
Cayman Islands
(345) 945-3727
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Casey T. Fleck Gregg A. Noel Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071-3144 (213) 687-5000	Tracy K. Edmonson Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, CA 94111 (415) 391-0600

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Amendment No. 1 is being filed solely for the purpose of filing Exhibits 4.2, 4.4, 4.5, 10.4, 10.17, 10.18, 10.19, 10.20, 10.22 and 16.1. No changes have been made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. John W. Gibson, Jr. has also signed the registration statement in his capacity as the authorized representative of the registrant in the United States.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
1.1**	Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of Paradigm Ltd.
4.1**	Specimen Class A ordinary share certificate
4.2	Exchange Agreement dated as of September 19, 2006 by and among Paradigm Ltd. and the Investors named therein
4.3*	Amended and Restated Shareholders' Agreement dated August 11, 2006, by and among Paradigm Geotechnology B.V. and the shareholders named therein
4.4	Paradigm Geotechnology B.V. $51,059,000 Convertible Subordinated Debentures, dated August 2002
4.5	Paradigm Geotechnology B.V. $8,465,442.75 Convertible Subordinated Debentures, dated August 11, 2006
5.1**	Legal opinion of Walkers
10.1*	Amended and Restated Share Purchase and Contribution Agreement dated August 11, 2006, by and among Paradigm Geotechnology B.V., Paradigm Geotechnology Holdings B.V. and the sellers named therein
10.2*	Amended and Restated Management Agreement dated August 11, 2006, between Paradigm Geophysical and Fox Paine and Company, LLC
10.3*	Amendment to the Amended and Restated Management Agreement, dated September 18, 2006 between Paradigm Geophysical Ltd. and Fox Paine & Company, LLC
10.4	Second Supplemental Facility Agreement dated June 30, 2006, between Paradigm Geotechnology B.V. and the other borrowers named therein and The Governor and Company of the Bank of Scotland
10.5*	Voxelgeo License Agreement dated August 25, 1995, by and between Vital Images, Inc. and Cogniseis Development, Inc.
10.6*	Letter Agreement dated October 6, 1997, by and between GeoScience and CogniSeis and Vital Images
10.7*	Indemnity Agreement dated August 13, 2002 among Paradigm Geophysical B.V., Paradigm Geotechnology Ltd. and Fox Paine and Company, LLC
10.8*	Paradigm Geotechnology B.V. Stock Option Plan dated November 24, 2003
10.9*	License Agreement dated November 3, 2003 between Total SA, La Companaignie Generale de Geophysique, Jean Laurent Mallet and Earth Decision.
10.10*	Employment Agreement dated August 11, 2006 between Jean-Claude Dulac and paradigm Geophysical, Corp.
10.11*	Letter Agreement dated October 3, 2005 between Eldad Weiss and Paradigm Geophysical Ltd. and Paradigm Geotechnology B.V.
10.12*	Stock Subscription Agreement dated August 11, 2006 among Paradigm Geotechnology B.V. and purchasers named therein

10.13**	Amended and Restated Employment Agreement between Paradigm and John W. Gibson, Jr.
10.14**	Amended and Restated Employment Agreement between Paradigm and Jorge Machnizh
10.15**	Amended and Restated Employment Agreement between Paradigm and Elijio Serrano
10.16**	Amended and Restated Employment Agreement between Paradigm and David A. Verdun
10.17	Earth Decision 2001 Stock Option Plan
10.18	Earth Decision 2003 Stock Option Plan
10.19	Earth Decision 2001 Warrant Plan
10.20	Earth Decision 2003 Warrant Plan
10.21**	Earth Decision 2005 Warrant Plan
10.22	Promissory Note dated July 15, 2005, by and between John W. Gibson, Jr. and Paradigm Geotechnology B.V.
11.1**	Statement regarding computation of per share earnings
16.1	Letter regarding change in certifying accountant
21.1**	Subsidiaries
23.1*	Consent of Grant Thornton LLP
23.2**	Consent of Walkers (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page to this registration statement)

**
To be filed by amendment.

*
Previously filed.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on October 20, 2006.

PARADIGM LTD.
By:	/s/ JOHN W. GIBSON, JR. Name: John W. Gibson, Jr. Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN W. GIBSON, JR. John W. Gibson, Jr.	Chief Executive Officer, President & Director (Principal Executive Officer)	October 20, 2006
/s/ ELIJIO V. SERRANO Elijio V. Serrano	Chief Financial Officer (Principal Financial and Accounting Officer)	October 20, 2006
* Saul A. Fox	Chairman of the Board of Directors	October 20, 2006
* W. Dexter Paine, III	Director	October 20, 2006
/s/ TROY W. THACKER Troy W. Thacker	Director	October 20, 2006
*By:	/s/ TROY W. THACKER Troy W. Thacker, Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of Paradigm Ltd.
4.1**	Specimen Class A ordinary share certificate
4.2	Exchange Agreement dated as of September 19, 2006 by and among Paradigm Ltd. and the Investors named therein
4.3*	Amended and Restated Shareholders' Agreement dated August 11, 2006, by and among Paradigm Geotechnology B.V. and the shareholders named therein
4.4	Paradigm Geotechnology B.V. $51,059,000 Convertible Subordinated Debentures, dated August 2002
4.5	Paradigm Geotechnology B.V. $8,465,442.75 Convertible Subordinated Debentures, dated August 11, 2006
5.1**	Legal opinion of Walkers
10.1*	Amended and Restated Share Purchase and Contribution Agreement dated August 11, 2006, by and among Paradigm Geotechnology B.V., Paradigm Geotechnology Holdings B.V. and the sellers named therein
10.2*	Amended and Restated Management Agreement dated August 11, 2006, between Paradigm Geophysical and Fox Paine and Company, LLC
10.3*	Amendment to the Amended and Restated Management Agreement, dated September 18, 2006 between Paradigm Geophysical Ltd. and Fox Paine & Company, LLC
10.4	Second Supplemental Facility Agreement dated June 30, 2006, between Paradigm Geotechnology B.V. and the other borrowers named therein and The Governor and Company of the Bank of Scotland
10.5*	Voxelgeo License Agreement dated August 25, 1995, by and between Vital Images, Inc. and Cogniseis Development, Inc.
10.6*	Letter Agreement dated October 6, 1997, by and between GeoScience and CogniSeis and Vital Images
10.7*	Indemnity Agreement dated August 13, 2002 among Paradigm Geophysical B.V., Paradigm Geotechnology Ltd. and Fox Paine and Company, LLC
10.8*	Paradigm Geotechnology B.V. Stock Option Plan dated November 24, 2003
10.9*	License Agreement dated November 3, 2003 between Total SA, La Companaignie Generale de Geophysique, Jean Laurent Mallet and Earth Decision.
10.10*	Employment Agreement dated August 11, 2006 between Jean-Claude Dulac and paradigm Geophysical, Corp.
10.11*	Letter Agreement dated October 3, 2005 between Eldad Weiss and Paradigm Geophysical Ltd. and Paradigm Geotechnology B.V.
10.12*	Stock Subscription Agreement dated August 11, 2006 among Paradigm Geotechnology B.V. and purchasers named therein

10.13**	Amended and Restated Employment Agreement between Paradigm and John W. Gibson, Jr.
10.14**	Amended and Restated Employment Agreement between Paradigm and Jorge Machnizh
10.15**	Amended and Restated Employment Agreement between Paradigm and Elijio Serrano
10.16**	Amended and Restated Employment Agreement between Paradigm and David A. Verdun
10.17	Earth Decision 2001 Stock Option Plan
10.18	Earth Decision 2003 Stock Option Plan
10.19	Earth Decision 2001 Warrant Plan
10.20	Earth Decision 2003 Warrant Plan
10.21**	Earth Decision 2005 Warrant Plan
10.22	Promissory Note dated July 15, 2005, by and between John W. Gibson, Jr. and Paradigm Geotechnology B.V.
11.1**	Statement regarding computation of per share earnings
16.1	Letter regarding change in certifying accountant
21.1**	Subsidiaries
23.1*	Consent of Grant Thornton LLP
23.2**	Consent of Walkers (included in Exhibit 5.1)
24.1*	Power of Attorney (set forth on the signature page to this registration statement)

**
To be filed by amendment.

*
Previously filed.

QuickLinks

EXPLANATORY NOTE
SIGNATURES
EXHIBIT INDEX